                                                                    Exhibit 10.3

                       THE GOODYEAR TIRE & RUBBER COMPANY

                                 GRANT AGREEMENT
                       PERFORMANCE EQUITY PLAN UNIT GRANT

Name
Title

      The 2002 Performance Plan of The Goodyear Tire & Rubber Company (the "Company") was adopted effective April 15, 2002 (the "Plan"). A copy of the Plan is attached. At the __________ meeting of the Compensation Committee of the Board of Directors, you were awarded a Performance Equity Plan Unit Grant (each Unit equivalent in value to one share of Common Stock of the Company) as follows:

      Date of Grant:

      Number of Units Granted:

      Performance Period:

      The number of Performance Equity Plan Units specified above (the "Units") which you will earn at the end of the three-year Performance Period specified above (the "Performance Period") will be determined by and contingent upon the extent to which Performance Goals are achieved. The number of Units actually earned may be adjusted between 0 and 150% of the number of Units stated above, depending on the level of achievement of Performance Goals. Payment of the Units earned will be made as provided under the General Terms and Conditions. The Performance Measure, Performance Goals and Distribution Schedule for the Performance Period for your Performance Equity Plan Unit Grant are described at Annex A.

The Goodyear Tire & Rubber Company

Grant Agreement received and agreed to:

   ___________________________________                  __________________
                                                               Date

                                 GRANT AGREEMENT
                                   (Continued)

GENERAL TERMS AND CONDITIONS

      1. The Performance Equity Plan Unit Grant for the number of Units specified above is granted to you under, and governed by the terms and conditions of, the Plan and this Grant Agreement. Your execution and return of the enclosed copy of this Grant Agreement constitutes your agreement to, and acceptance of, all terms and conditions of the Plan and this Grant Agreement. You also agree that you have read and understand the provisions of the Plan, this Grant Agreement and Annex A.

      2. All rights conferred upon you under the provisions of this Grant Agreement are personal to you and, no assignee, transferee or other successor in interest shall acquire any rights or interests whatsoever under this Grant Agreement, which is made exclusively for the benefit of you and the Company except by will or the laws of descent and distribution.

      3. As further consideration for the Units granted to you hereunder, you must remain in the continuous employ of the Company or one or more of its subsidiaries until December 31, 2005, the end of the Performance Period. Any Units earned will be prorated in the event of your death, Retirement (defined as termination of employment at any age after 30 or more years, or at age 55 or older with at least 10 years of continuous service with the Company and its subsidiaries) or Disability (defined as termination of employment while receiving benefits under a long-term disability income plan maintained by the Company or one of its subsidiaries) prior to completion of the Performance Period. Any proration is based on the last day you worked. Nothing contained herein shall restrict the right of the Company or any of its subsidiaries to terminate your employment at any time, with or without cause.

      4. You will forfeit the right to receive any distribution or payment under this Grant if you enter into a relationship either as an employee, consultant, agent or in any manner whatsoever with an entity that sells products in competition with products sold by the Company and its subsidiaries within six months after the earlier of (1) the date you receive your distribution of Units earned or (2) the date you cease to be an employee of the Company or one of its subsidiaries.

      5. The number of Units earned will be paid as follows:

            (a) Each Unit earned will be valued at a dollar amount equal to the Fair Market Value of the Common Stock (as defined below) on December 31, ____ (the "Unit Value").

            (b) The Company will pay to you an amount equal to 50% of the Unit Value multiplied by the total number of Units earned in cash and an amount equal to 50% of the total number of units earned in shares of the Common Stock of the Company (the "Common Stock") less such withholding and payroll taxes as the Company shall determine to be necessary or appropriate (withholding and payroll taxes to be deducted from the cash portion of the payment) in February of ____; provided, however, that notwithstanding the foregoing, you may elect, by delivering a written notice of your election to the Company not later than March 30, ____, to defer all or a specified whole percentage of the aforesaid Units earned until the Optional Deferral Date (as defined below), in which event the amount you elect to defer (which shall be equal to the product of UE x PDE, where UE equals the number of Units earned and PDE equals the percentage, expressed as a decimal, of the Units earned you elect to defer) will be credited in February of ____ to an account maintained in the records of the Company (the "Optional Deferred Amount") and will be converted into Deferral Units. The amount of such deferral will be reduced, if necessary, to pay such tax, payroll and other withholding obligations as the Company shall determine to be necessary or appropriate.

            (c) Notwithstanding the foregoing, the Compensation Committee of the Board of Directors may, at its sole election, at any time and from time to time require that the payment of the entire, or any portion of the, Unit Value of any number of the Units earned shall be deferred until the Optional Deferral Date, or such later date as it shall deem appropriate, in order for the Company to conform to the requirements of Section 162(m) of the Internal Revenue Code (the "Required Deferral Amount"). Any Required Deferral Amount so deferred will be credited to an account maintained in the records of the Company and will be converted into Deferral Units, the number of which shall be determined by dividing each amount so deferred by the Fair Market Value of the Common Stock on the date of such deferral.

      6. As used herein, the term: (1) "Deferral Unit" means an equivalent to a hypothetical share of the Common Stock; (2) "Fair Market Value of the Common Stock" means, in respect of any date on or as of which a determination thereof is being or to be made, the average of the high and low per share sale prices of the Common Stock on the New York Stock Exchange Composite Transactions Tape on such date or, if the Common Stock was not traded on such date, the next preceding day on which the Common Stock was traded on the New York Stock Exchange; (3) "Dividend Equivalent" means, with respect to each dividend payment date for the Common Stock, an amount equal to the cash dividend per share of Common Stock which is payable on such dividend payment date; (4) "Optional Deferral Date" means the first business day of the twelfth month following the month during which you cease to be employed by the Company, or one of its subsidiary companies, for any reason (whether Retirement, Disability, death, voluntary termination or otherwise; (5) "Optional Deferral Unit" means each Deferral Unit resulting from any Optional Deferred Amount, including Dividend Equivalents credited in respect thereof; and (6) "Required Deferral Unit" means each Deferral Unit resulting from any Required Deferred Amount, including Dividend Equivalents credited in respect thereof. All computations relating to Deferral Units, fractions of shares of Common Stock and Dividend Equivalents will be rounded, if necessary, to the fourth decimal place.

      7. Each Deferral Unit will be credited with one Dividend Equivalent on each date on which cash dividends are paid on shares of the Common Stock (and each fraction of a Deferral Unit shall be credited with a like fraction of a Dividend Equivalent). Dividend Equivalents (and fractions thereof, if any) will be automatically translated into Deferral Units by dividing the dollar amount of such Dividend Equivalents by the Fair Market Value of the Common Stock on the date the relevant Dividend Equivalents are accrued to your account. The number of Deferral Units (and any fractions thereof) resulting will be credited to your account (in lieu of the dollar amount of such Dividend Equivalent) and shall continually be denominated in Deferral Units until converted for payment as provided in this Grant Agreement.

      8. If you have duly elected to receive payment of all or a specified percentage of your Deferral Units on the Optional Deferral Date (or if payment of any of the Deferral Units has been deferred until the Optional Deferral Date pursuant to the conversion thereof into Required Deferral Units), you may elect, at the time and in the manner specified below, to receive such Deferral Units in
(1) a lump sum on the fifth business day following the Optional Deferral Date, or (2) in a series of not less than five (5) or more than ten (10) annual installments commencing on the fifth business day following the Optional Deferral Date, or (3) a specified percentage of your Deferral Units on the fifth business day following the Optional Deferral Date and the balance of your Deferral Units in installments as specified in clause (2) of this sentence.

      9. On the Optional Deferral Date (to the extent you have not elected to receive payment in installments), the whole Deferral Units then in your account (which have not been designated for payment in installments) will be converted at your election (which election shall be made in writing on or before the last day of the seventh month prior to the month during which the Optional Deferral Date occurs), into (1) a like number of shares of the Common Stock, or (2) a dollar amount determined by multiplying the number of whole Deferral Units credited to your account by the Fair Market Value of the Common Stock on the Optional Deferral Date, or (3) a combination of shares of the Common Stock and cash in accordance with your election (which shall be expressed as a percentage of the Deferral Units to be paid in shares of the Common Stock). In accordance with your election, within five business days following the Optional Deferral Date you will be paid (a) such number of shares of the Common Stock, (b) such amount of cash, or (c) the elected combination of shares of Common Stock and cash, the amounts of which shall be determined in accordance with the preceding sentence. If you did not make an election as to the form of payment on or before the required date, you will receive payment in shares of the Common Stock. Any fraction of a Deferral Unit will be paid to you on the relevant date in cash, the amount of which shall be calculated in the manner specified above.

      10. If you desire to receive payment of your Deferral Units or a portion thereof in annual installments, you may elect (by delivering to the Company a written notice of your election, which shall specify the number of annual installments, not later than December 31 of the calendar year which is two calendar years prior to the year during which the Optional Deferral Date occurs) to receive all, or a specified whole percentage of, the Deferral Units in your account (which would otherwise be scheduled for distribution on the Optional Deferral Date) in not less than five (5) or more than ten (10) annual installments, payable commencing on the fifth business day following the Optional Deferral Date and thereafter on the fifth business day following each anniversary thereof until paid in full. You may also elect (in writing on or before the last day of the seventh month prior to the month during which the Optional Deferral Date occurs) to receive payment in shares of the Common Stock, cash or any combination of Common Stock and cash (expressed as a percentage of the Deferral Units to be paid in shares of the Common Stock. Each installment shall be in an amount equal to the total number of Deferral Units credited to your account on the Optional Deferral Date, or on the anniversary thereof which is the fifth business day prior to the date such installment is due and payable, as the case may be, divided by the number of annual installments remaining (including the annual installment then being calculated for payment) to be paid. In respect of each installment, the number of Deferral Units payable shall, in accordance with your election, be converted into (1) a like number of shares of the Common Stock, (2) a dollar amount determined by multiplying the number of whole Deferral

Units credited to your account by the Fair Market Value of the Common Stock on the relevant anniversary of the Optional Deferral Date (or the Optional Deferral Date in the case of the first installment), or (3) the elected combination of shares of the Common Stock and cash, the amounts of which shall be determined in the manner specified above. Any fraction of Deferral Unit will be paid to you on the relevant date in cash, the amount of which shall be calculated in the manner specified above.

      11. You will be required to satisfy all Federal, state and local tax and payroll withholding obligations, and any other withholding obligations, arising in respect of any distribution of shares of the Common Stock or cash to you. To the extent there is sufficient cash available, such withholding obligations will be deducted from your distribution. To the extent the amount of cash to be distributed is not sufficient to satisfy all withholding obligations, you may elect in writing on or before the last day of the seventh month prior to the month during which the Optional Deferral Date occurs to pay such withholding obligations as a condition of your receipt of any distribution of shares of the Common Stock or to have the number of shares of the Common Stock reduced by the number of shares equivalent to the required tax withholding obligation based on the Fair Market Value of the Common Stock on the relevant anniversary of the Optional Deferral Date if payment is in installments or on the Optional Deferral Date in the case of the first installment or payment in the form of a lump sum.

      12. In the event of your death at any time prior to the Optional Deferral Date, your account balance will be paid in cash in a lump sum on the fifth business day following the Optional Deferral Date. In the event of your death at any time following the Optional Deferral Date and prior to the distribution of your account, the entire balance of your account shall be paid in cash on the anniversary of the Optional Deferral Date next following your date of death.

      13. In the event of any stock dividend, stock split, recapitalization, merger, split-up, spin-off or other change affecting the Common Stock of the Company, the Deferral Units in your account shall be adjusted in the same manner and proportion as the change to the Common Stock.

      14. Any notice to you under this Grant Agreement shall be sufficient if in writing and if delivered to you or mailed by registered mail directed to you at the address on record in the Executive Compensation Department. Any notice to the Company under this Grant Agreement shall be sufficient in writing and if delivered to the Executive Compensation Department of the Company in Akron, Ohio, or mailed by registered mail directed to the Company for the attention of the Executive Compensation Department at 1144 East Market Street, Akron, Ohio 44316-0001. Either you or the Company may, by written notice, change the address.

                                     ANNEX A

                               PERFORMANCE MEASURE

The Performance Measure for 50% of the units granted is Total Shareholder Return
(TSR). Unit distributions may range from 0 to 150% of 50% of the units granted based on the average annual TSR performance for the three-year performance period relative to the selected peer companies (the "S&P Auto & Components Industry"). TSR will be calculated for each year of the performance period as the stock price appreciation plus dividends divided by the stock price at the beginning of the year. The stock price used for the calculation will be the closing average for the ten business days prior to the beginning and the end of each year of the performance period.

The Performance Measure for 50% of the units granted is Return on Invested Capital (ROIC). Unit distributions may range from 0 to 150% of 50% of the units granted based on the annual average ROIC performance for the three-year performance period. ROIC will be calculated as the Company's EBIT divided by its Total Investment with Total Investment consisting of debt plus equity.